VALENCE TECHNOLOGY, INC. AND SEGWAY LLC ANNOUNCE JOINT TECHNOLOGY
DEVELOPMENT PROGRAM:
SAPHION(R) TECHNOLOGY TO EXTEND THE RANGE FOR SEGWAY(R) HUMAN TRANSPORTER

AUSTIN, TX, NOVEMBER 4, 2004 - Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe, large format Lithium-ion rechargeable battery technology, today announced a joint technology development program with Segway LLC to develop long-range battery packs for the Segway(R) Human Transporter (HT). As part of the joint technology program, Valence Technology, Inc. is developing custom battery packs to address long-range applications to enhance Segway's product line. The battery packs use Saphion(R), Valence's proprietary, safe and high performance, Phosphate-based Lithium-ion technology.

"We are pleased that Saphion(R) was selected by Segway LLC to enhance their evolving product line. Segway is a company with a strong reputation for using state-of-the-art technology in its products," said Stephan Godevais, Chairman and CEO of Valence Technology, Inc. "This agreement is an affirmation of the value our Saphion(R) technology brings to personal transportation. The new batteries under development will provide extended range with minimal maintenance and conditioning required," continued Stephan Godevais.

The Segway HT is an electric, self-balancing transportation device that uses "Dynamic Stabilization" technology to emulate human balance. Powered by batteries, the Segway HT produces no emissions and can be easily recharged by plugging it in to any standard outlet. The Segway HT is designed to be an alternative to short-distance car trips that costs just pennies per mile to operate. This equates to an energy efficiency of 450 miles per gallon of gasoline.

"We are pleased to be partnering with Valence Technology, Inc. in the development of long-range battery packs for the Segway HT," said Doug Field, Vice President of Design and Engineering and Chief Technology Officer, Segway LLC. "This collaboration promises to substantially extend the range of our products, something our customers have been asking us for. This technology will increase the utility of the Segway HT in fleet and commercial applications, and all of our customers will appreciate the peace of mind that comes from the high energy content of Saphion(R) technology," added Field. "We established our partnership with Valence Technology, Inc. based on Saphion's high power delivery, inherently safe chemistry and proven track record in existing consumer products."

Extended range battery packs are expected to be available in 2005 for the Segway HT i Series models. A software upgrade will make the batteries compatible with all previously released i Series models, including the i167 and i170.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou, China. Valence is traded on the Nasdaq SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.


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ABOUT SEGWAY LLC
Segway LLC develops and manufactures alternative-power transportation devices and is well known for its flagship product, the electric, self-balancing Segway(R) Human Transporter (HT), which has garnered attention around the globe since it was first revealed in December 2001. Driven by a mission to develop and sell fun, innovative transportation solutions, Segway employs patented "dynamic stabilization" technology to create versatile, agile, short-range devices that provide an exhilarating user experience. People are using the Segway HT to run errands, commute to work, and just have fun, while enjoying the benefits of its impressive energy efficiency - equivalent to 450 miles per gallon. Commercial organizations are using it to increase productivity and reduce emissions and operational costs. Segway LLC's headquarters and manufacturing facility are based in Bedford, N.H. Press materials and digital images are available at Segway's press center at www.segway.com/news

FORWARD-LOOKING STATEMENT

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.



VALENCE TECHNOLOGY, MEDIA CONTACT                 SEGWAY LLC, MEDIA CONTACT

Kimberly Allen                                    Carla Vallone
kimberly.allen@valence.com                        media@segway.com
512-527-2921                                      Phone: 866-473-4929



VALENCE TECHNOLOGY, MEDIA CONTACT

Lois Paul Partners, LLC
Cindi Johnson
cindi_johnson@lpp.com
512-638-5305

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